Exhibit 23.1

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 t Fort Lee t NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 t Fax 619-564-3408 t stan2u@gmail.com

To Whom It May Concern:

The firm of Stan J.H. Lee, Certified Public Accountants, consents to the use in this Registration Statement on Form S-1/A (Amendment No. 3) of our firm’s audit report dated 3 April 2009, relating to the audited financial statements of Baeta Corp. as of December 31, 2008 and for the period beginning August 14, 2007 (date of inception) to December 31, 2008 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA
April 9, 2009
Chula Vista, CA 91910

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 t Fort Lee t NJ 07024
P.O. Box 436402 t San Ysidro t CA t 92143-9402
619-623-7799 t Fax 619-564-3408 t stan2u@gmail.com

The firm of Stan J.H. Lee, Certified Public Accountants,  consents to the inclusion of our report of April 3, 2009, on the audited financial statements of  Baeta Corp. as of December 31, 2008 and for the fiscal year then ended in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Stan J.H. Lee, CPA
Stan J.H. Lee, CPA

April 3, 2009
Fort Lee, NJ 07024

Registered with the Public Company Accounting Oversight Board
Member of New Jersey Society of Certified Public Accountants